UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 23, 2008
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.
     Effective as of June 27, 2008, the Board of Directors of SXC Health Solutions Corp. (“SXC”) approved an amendment and restatement of the bylaws of SXC by written consent. Section 3.5 of the bylaws were amended to change the quorum requirement of a meeting of shareholders from not less than 25% of the outstanding shares of the Corporation entitled to vote at the meeting to one-third of the outstanding common shares of SXC, present in person or by proxy. In addition, the bylaws were also amended to update the name of SXC and make certain other non-substantive changes.
     A copy of the Amended and Restated Bylaws of SXC is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountant.
     On June 23, 2008, the audit committee of the Board of Directors (the “ Audit Committee”) of SXC Health Solutions Corp. (“ SXC”) appointed the United States firm of KPMG LLP (“ KPMG US”) as the Company’s independent public accountant for the 2008 fiscal year. Because SXC ceased to be a “foreign private issuer” earlier in 2008 and is filing reports with the Securities and Exchange Commission in accordance with United States generally accepted accounting principles, the Audit Committee believed a change from the Canadian firm of KPMG LLP, Chartered Accountants (“ KPMG Canada”) to KPMG US was appropriate.
     In connection with this action, on June 23, 2008, the Audit Committee accepted the resignation of KPMG Canada as its independent auditor for the fiscal year that commenced January 1, 2008. The audit reports of KPMG Canada on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG Canada on the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. KPMG Canada’s report on the consolidated financial statements of the Company as of and for the years ended December 31, 2007 and 2006, contained a separate paragraph stating that, “As discussed in Note 2(t) to the consolidated financial statements, the Company changed its method of accounting for income tax uncertainties in 2007.”
     During SXC’s two fiscal years ended December 31, 2007 and 2006, and in the interim period from January 1, 2008 through June 23, 2008, there were no disagreements with KPMG Canada on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Canada, would have caused it to make reference thereto in their report of the financial statements for those years. Additionally, during this time frame there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“ Regulation S-K”).
     During the years ended December 31, 2007 and 2006 and for the period beginning January 1, 2008 and ending June 23, 2008 (the date KPMG US was appointed), neither SXC nor the Audit Committee consulted KPMG US with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as defined in Items 304(a)(2)(i) and (ii) of Regulation S-K.
     SXC requested KPMG Canada to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter, dated June 26, 2008 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of SXC Health Solutions Corp.

16.1	Letter from KPMG LLP, Chartered Accountants to the Securities and Exchange Commission dated June 26, 2008, regarding change in certifying accountant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: June 27, 2008	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of SXC Health Solutions Corp.

16.1	Letter from KPMG LLP, Chartered Accountants to the Securities and Exchange Commission dated June 26, 2008, regarding change in certifying accountant